Investor Presentation 2019 Third Quarter Earnings October 23, 2019

Forward Looking Statements When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the "Safe- Harbor" provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California Inc. and its affiliates (“BANC,” the “Company,” “we,” “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) an ongoing investigation by the SEC as well as any related litigation or other litigation may result in adverse findings, reputational damage, the imposition of sanctions, increased costs, the diversion of management time and resources, and other negative consequences; (ii) the costs and effects of litigation generally, including legal fees and other expenses, settlements and judgments; (iii) the risk that our performance may be adversely affected by the CEO transition we have recently undergone; (iv) the risk that the benefits we realize from exiting the third party mortgage origination and brokered single-family residential lending business will be less than anticipated and that the costs we incur from exiting that business will be greater than anticipated; (v) the risk that we will not be successful in the implementation of our capital utilization strategy and our other strategies for transitioning to a traditional community bank; (vi) risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all; (vii) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to the effectiveness of our underwriting practices and the risk of fraud, any of which credit and operational risks may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan and lease portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves; (viii) the quality and composition of our securities portfolio; (ix) changes in general economic conditions, either nationally or in our market areas, or changes in financial markets; (x) continuation of or changes in the short-term interest rate environment, changes in the levels of general interest rates, volatility in the interest rate environment, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (xi) fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; (xii) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xiii) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, any of which could adversely affect our liquidity and earnings; (xiv) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xv) our ability to control operating costs and expenses; (xvi) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xvii) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xviii) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xix) the network and computer systems on which we depend could fail or experience a security breach; (xx) our ability to attract and retain key members of our senior management team; (xxi) increased competitive pressures among financial services companies; (xxii) changes in consumer spending, borrowing and saving habits; (xxiii) the effects of severe weather, natural disasters, acts of war or terrorism and other external events on our business; (xxiv) the ability of key third-party providers to perform their obligations to us; (xxv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxvi) the transition to a new accounting standard adopted by the Financial Accounting Standards Board, referred to as Current Expected Credit Loss, which will require financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxvii) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxviii) war or terrorist activities; and (xix) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described from time to time in other documents that we file with or furnish to the SEC. 1

Third Quarter 2019 Results Execution in key areas of business driving strategic transformation Improving Funding • Cost of deposits for the third quarter declined 14bps from the second quarter • Total cost of funds improved 9bps during the quarter to 1.75% Costs • Noninterest bearing deposits increased $114 million, or 11.4% from the second quarter • Sold $574 million of low coupon multifamily loans with the securitization – Single family residential mortgage and multifamily loans now comprise 52.3% of the total Targeted held–for–investment loan portfolio as compared to 60.8% one year ago Optimization of • Brokered deposits declined $388 million; down $1.5 billion for the year Balance Sheet • Completed tender offer for $46 million of preferred stock • Continued repositioning of the securities portfolio with the sale of $371 million of mortgage-backed securities (“MBS”); Proceeds to be deployed into shorter duration securities in fourth quarter • Noninterest expenses totaled $43.3 million, down 29% from one year ago Continued Expense • Non-core benefit of $2.6 million for items related to ongoing legal and indemnification matters; Management total non-core net benefit of $2.5 million during the quarter • Better-than-targeted recurring quarterly run-rate expenses, which totaled $46.7 million1 • Common Equity Tier 1 ratio of 10.30%; TCE / TA ratio increased 39 bps to 7.80% Credit • ALLL / Loans2 of 0.99%, up from 0.89% in the second quarter and Capital • NPLs & OREO / Loans2 of 0.71%, up from 0.43% in the second quarter • Net charge-offs totaled $35.1 million • Hamid Hussain – President, Real Estate & Commercial Banking Division Key Executive Hires • John Sotoodeh – President, Community & Business Banking Division • Robert Dyck – EVP, Credit Administration 1 Non-GAAP measure; Reconciliation on slide 25 2 2 Held-for-investment

Third Quarter 2019 Provision Large Charge-off Impacts EPS • During the third quarter, we recognized a loan loss provision of $38.5 million ($0.60 EPS) • As previously reported, the loan loss provision was primarily attributable to a $35 million charge- Large Provision from off of a line of credit • Commercial and industrial loan originated in November 2017 Charge-off • Borrower purportedly the subject of a fraudulent scheme • Actively evaluating all available sources of recovery, although no assurance can be given that we will be successful in that regard • Increased ALLL loss factor from charge-off Impact Fully • Commercial and industrial loans loss factor increase Reflected in ALLL • Additional loan loss provision of $3.0 million • Extensive collateral review of all lending relationships $5 million and above not secured by real estate, consisting of 53 loans representing $536 million in commitments underway • Focus on security and collateral documentation and confirmation to support the bank's collateral Targeted Portfolio interest Analysis • Bank's Internal Audit division procedures validated by an independent third party • To date, we have not identified any other instances of apparent fraud for the credits reviewed or concerns over the existence of collateral held by the bank or on our behalf at third parties • There are no assurances that our internal review and third party validation will be sufficient to identify all such issues. 3

Overall Asset Quality Remains Stable Relationship Banking Focus Increases Asset Underwriting Transparency NPLs & OREO1 NPAs / Equity 0.71% Increase in NPL 0.36% 0.37% 0.43% and NPAs 5.0% 0.29% primarily from a $45.2 current-pay C&I $28.1 $28.8 $26.0 $22.3 loan of $14.5MM 3.0% 3.0% 2.7% 2.4% 3Q18 4Q18 1Q19 2Q19 3Q19 NPLs & OREO NPLs & OREO / Loans Receivable 3Q18 4Q18 1Q19 2Q19 3Q19 ALLL2 and NPL Coverage Total Delinquent Loans3 / Total Loans Increase in 282% delinquencies 226% 224% 207% 0.88% primarily from 139% 0.79% 0.78% non-core SFR Portfolio 0.49% 0.53% 0.99% 0.89% 0.80% 0.81% 0.85% 3Q18 4Q18 1Q19 2Q19 3Q19 ALLL / Total Loans ALLL / NPLs 3Q18 4Q18 1Q19 2Q19 3Q19 1 NPL: Non-performing loans. OREO: Other real estate owned. Dollars in millions, held for investment. NPL increase in 3Q19 from one $14.5mm SNC that moved to nonaccrual (current on 4 payments) 2 ALLL: Allowance for loan and lease losses 3 Subsequent to September 30, 2019, $8.7 million of delinquent loans have been brought current

Non-Performing Loans Increase Primarily from a Current-Pay, Non-accrual Commercial and Industrial Loan Non-Performing Loans by Loan Category (HFI)1 1 Dollars in actuals 5

Delinquencies Net Increase from Non-Core SFR Mortgage Portfolio Total Delinquencies (HFI)1 90+ Day Delinquencies (HFI)1 1 Dollars in thousands 6

Non-Performing Loans Rollforward Top-10 Relationships Increase in NPLs Primarily Attributed to One Shared National Credit on Current Status Borrower Rank @ 2Q Accrual 3Q Accrual 3Q Delinquency 3Q19 2Q19 Delta 3Q19 Loan Category Status Status Status 1 $ — $ 14,526 $ 14,526 C&I Accrual Non-Accrual Current 2 3,253 — 3,253 SFR Non-Accrual Non-Accrual 90+ Days 3 2,519 — 2,519 RE-Construction Non-Accrual Non-Accrual 90+ Days 4 — 2,461 2,461 C&I-SBA Accrual Non-Accrual 60-89 Days 5 2,058 (61) 1,997 SFR Non-Accrual Non-Accrual Current 6 — 1,863 1,863 C&I Accrual Non-Accrual Current 7 — 1,161 1,161 SFR Accrual Non-Accrual 90+ Days 8 1,134 — 1,134 SFR Non-Accrual Non-Accrual 90+ Days 9 902 — 902 C&I Non-Accrual Non-Accrual 90+ Days 10 — 898 898 SFR Accrual Non-Accrual 90+ Days Remainder 18,633 (4,177) 14,456 Total Non-Accruals $ 28,499 $ 16,671 $ 45,170 7

Delinquent Loans Rollforward Top-10 Relationships Increase in Delinquencies Primarily Attributed to SFR Portfolio Borrower Rank @ Accrual 2Q Delinquency 3Q Delinquency 3Q19 2Q19 Delta 3Q19 Loan Category Status Status Status 1 $ 9,066 $ (1) $ 9,065 SFR Non-Accrual 30-59 Days 60-89 Days 2 3,253 — 3,253 SFR Non-Accrual 90+ Days 90+ Days 3 2,519 — 2,519 RE-Construction Non-Accrual 90+ Days 90+ Days 4 — 2,461 2,461 C&I Non-Accrual Current 60-89 Days 5 — 2,415 2,415 SFR Non-Accrual Current 30-59 Days 6 2,030 — 2,030 SFR Non-Accrual 30-59 Days 30-59 Days 7 1,506 — 1,506 SFR Non-Accrual 30-59 Days 60-89 Days 8 — 1,497 1,497 SFR Non-Accrual Current 30-59 Days 9 — 1,463 1,463 SFR Non-Accrual Current 30-59 Days 10 1,460 (8) 1,452 SFR Non-Accrual 30-59 Days 30-59 Days Remainder 32,377 (3,697) 28,680 Total Delinquent Loans $ 52,211 $ 4,130 $ 56,341 8

Continued Progress on Three Strategic Drivers for 2019 Relationship-Based Strategy Will Enhance Franchise Value Lower Deposit Costs through Relationship Focus • Increase relationship-based lending with deposits and reduce reliance on broker-driven loans • Re-price down high-cost retail CDs and other high cost deposit offerings, release maturing brokered deposits • Best in class treasury management to attract and retain clients Right-Size the Balance Sheet • Eliminate non franchise-enhancing assets and lines of business • Continue to re-mix and diversify the securities portfolio; improve cash flow structure and reduce price volatility • Reduce concentration of lower yielding multifamily and SFR portfolios, reduce reliance on wholesale funding • Maintain robust capital structure providing flexibility to allocate and execute on capital strategies; completed $46 million preferred stock tender Improve Operational Efficiencies to Reduce Expense Burden • Align expenses with our asset size and simplified business model • Entered into a settlement agreement for $19.75 million in connection with the Securities Litigation matter; no impact to earnings as settlement will be paid directly by insurance carriers • Deploy technology to better serve clients and improve efficiency 9

Right-Sizing the Balance Sheet: Liabilities Portfolio Mix Shifting Towards Lower Costing, Less Transactional Deposits 4Q18 3Q19 Demand FHLB FHLB Deposit 16% 22% Checking Demand Deposit 27% Brokered Brokered Checking CDs CDs 35% 1% 16% Non-Brokered Savings/ CDs Non- Savings/ Money 18% Brokered Money Market CDs Market 23% 18% 23% YTD Highlights Deposits and FHLB • Continued opportunity to reduce cost of funding • CDs and Advances 41% vs. 50% at the end of 2018 3Q19 Avg. 3Q19 Ending ($ in millions) Cost Balances • $1.49 billion reduction in Brokered CDs • $287 million reduction in Non-Brokered CDs Brokered CDs 2.40% $54,432 Non-Brokered CDs 2.35% $1,367,284 FHLB Advances 2.53% $1,650,000 10

Deposit Base Showing Effects of Transformation Relationship Based Approach to Depository Services Expected to Reduce Future Cost of Deposits Higher Mix of Noninterest-Bearing Deposits Driving 14bps Decrease in Cost of Deposits Deposit Composition1 1.67% 1.62% 1.52% 1.48% 1.36% $1,655 $1,685 $1,512 $988 $1,543 $1,295 $1,479 $1,367 $379 $54 $2,126 $2,051 $2,139 $1,862 $1,738 $1,714 $1,556 $1,573 $1,578 $1,503 $1,062 $1,023 $1,121 $994 $1,107 3Q18 4Q18 1Q19 2Q19 3Q19 Noninterest-bearing DDA Interest-bearing DDA Savings and Money Market Brokered CDs CDs Cost of Deposits 1 Dollars in millions 11

Right-Sizing the Balance Sheet: Assets Lending Strategy Shifting Toward Relationship Based Loans 4Q18 3Q19 Other Other 1% Securities 1% 11% C&I Securities 21% 21% C&I 26% SFR 25% CRE 11% SFR CRE 24% 16% MF MF 22% 23% Highlighted YTD Portfolio Changes Loans and Securities • Reducing commodity loans and focusing on relationship based ($ in millions) 3Q19 Avg. 3Q19 Ending loans to maintain or increase yield: Yields Balances – 27% Decline in Multifamily and SFR Mortgages Securities 3.60% $775,662 ▪ $677 million reduction in Multifamily portfolio1 Multifamily 4.68% $1,563,757 ▪ $530 million reduction in SFR Mortgage portfolio – $1.22 billion reduction in Securities portfolio2 SFR Mortgage 4.08% $1,775,953 1 Reduction due mainly to the $574 million multifamily loan securitization 12 2 $327 million of our MBS securities were sold at the end of the third quarter and will be redeployed into new, overall shorter duration securities in the fourth quarter

Relationship Lending Focus Enhances Franchise Value De-emphasizing Low Margin, non-Relationship Lending to Drive Portfolio Yields New Relationship Loans Mitigating Variable Rate Loan Resets HFI Loan Production Yields vs. Portfolio Yields1 5.22% 5.26% 5.29% 5.25% 5.10% 4.80% 4.70% 4.74% 4.76% 4.75% $70 $63 $73 $1,071 $1,077 $1,023 $61 $1,066 $59 $2,013 $1,120 $1,745 $1,982 $2,033 $1,865 $2,112 $2,241 $2,333 $1,599 $1,564 $2,300 $2,305 $2,103 $1,961 $1,776 3Q18 4Q18 1Q19 2Q19 3Q19 SFR MF C&I CRE Other Consumer Portfolio Loan Yields New Production Loan Yields 1 Dollars in millions 13 2 CRE includes Construction

Net Interest Margin Trend at an Inflection Decreasing Deposit Costs Offset Variable Rate Loan Resets to Hold NIM Steady Average Interest-Earning Assets1,2 Net Interest Margin Components $9.6 $9.7 $9.8 $0.3 $0.3 $0.3 $9.0 $1.8 $0.3 $8.0 $2.2 $2.0 $1.3 4.59% 4.59% $0.4 4.53% 4.50% $1.1 4.43% $7.7 $7.1 $7.4 $7.4 $6.5 3Q18 4Q18 1Q19 2Q19 3Q19 2.93% 2.88% 2.81% 2.86% 2.86% HFI Loans Securities Other Interest Income3 1.88% 1.84% 1.75% 1.75% $104.0 1.60% $(6.4) $92.6 $(2.2) 3Q18 4Q18 1Q19 2Q19 3Q19 $(1.9) $(0.9) Earning Asset Yield Net Interest Margin Cost of Funds 2Q19 Multi Resi - HFI Commercial Secs., HFS, 3Q19 & Other 1 Dollars in billions 2 Other includes loans held-for-sale and other interest-earnings assets 14 3 Dollars in millions, consolidated operations

Expense Control Showing Continued Progress

Simplifying Operating Model and Delivering Operational Efficiencies

Non-Core Adjustments to Reported Operating Expenses

($ in millions)	Noninterest Expenses - Reported	Q3'19 Non-Core Adjustments[1]	Q3'19 Core Operating Expenses[1]
Salaries and employee benefits	$ 25.9	$ —	$ 25.9
Occupancy and equipment	7.8	—	7.8
Professional fees	1.5	2.6	4.1
Data processing	1.6	—	1.6
Advertising	2.1	—	2.1
Regulatory assessments	1.2	—	1.2
Reversal of provision for loan repurchases	(0.1)	—	(0.1)
Amortization of intangible assets	0.5	—	0.5
Restructuring expense	—	—	—
All other expense	3.8	(0.1)	3.7
Total Noninterest Expense (ex-gain on investments in alternative energy partnerships)	**$ 44.2**	**$ 2.5**	**46.8**
Gain on investments in alternative energy partnerships[2]	**(0.9)**		0.9
Total Noninterest Expense (reported)	**$ 43.3**		47.7

NIE / Average Assets & Operating Expense



2.30%
1.91%
2.33%
1.83%
2.04%
3Q18
4Q18
1Q19
2Q19
3Q19

Operating Expense / Average Assets[3]



$50.5
$52.2
$54.1
$49.5
$46.7
1.99%
2.04%
2.10%
2.06%
2.17%
3Q18
4Q18
1Q19
2Q19
3Q19

1 Adjustments to noninterest expense to arrive at operating expense. Non-GAAP measure: Reconciliation table above
2 Gain on investments in alternative energy partnerships create tax credits to offset expense incurred
3 Operating expense, annualized, over average consolidated assets. Operating expense in millions

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Developing Recurring and Sustainable Earnings Profile Q3 Included some Non-Core Adjustments to Reported Operations ($ in millions, except for EPS) Amount Per Diluted Share Net (loss) income available to common stockholders $ (22.7) $ (0.45) Adjustments: Provision for loan losses 37.7 Noninterest income 1.7 Noninterest expense (3.4) Income tax impact at 20% normalized rate (8.8) Impact of preferred share redemption 5.1 Total adjustments1 32.3 $ 0.64 Q3 Earnings from Core Operations2 $ 9.6 $ 0.19 Diluted EPS – Adjusted Operations $0.30 Adjusted for $0.10 non-core items $(0.10) Reported $(0.30) $(0.50) 3Q19 Reported Adjustments 3Q19 Adjusted 1 Includes $35M charge-off, $3M increase in loss factors as a result of the charge-off, $300 thousand recovery, the impact of the tender offer of $5.1M, the $5.8M realized loss and OTTI on the sale of MBS during the quarter, gain on investments in alternative energy partnerships, income tax expense required to reach a normalized rate of 20%, , and other non-core items 16 2 Non-GAAP measure; Reconciliation table above

Strengthening Capital Base Reflects Business Strategy Capital Ratios Reflective of Effective Capital Management Activities Common Equity Tier 1 Ratio Tier 1 Risk-Based Capital Ratio 10.5% 10.3% 14.0% 9.8% 9.5% 9.7% 13.2% 12.8% 13.0% 13.3% 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 Tangible Equity / Tangible Assets1 Tangible Common Equity / Tangible Assets1 9.9% 10.0% 7.8% 8.8% 9.2% 7.4% 8.5% 6.9% 6.6% 6.3% 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 1 Non-GAAP measure. Reconciliation on slide 23 17

Appendix

Securities Portfolio Balances, Composition and Yields Opportunistic sale of $371 million of MBS, Portfolio to be Repositioned in 4Q19 Securities Portfolio Detail1 Amortized Amortized Fair Value Book Yield Duration Security Type Cost 2Q19 Cost 3Q19 3Q19 Change 3Q19 3Q19 3Q19 (years) Gov't & Agency (Agency MBS) $ 436.0 $ 41.1 $ (394.9) $ 40.4 2.50% 6.06 CLOs 748.5 748.6 0.1 735.0 4.24% 0.07 Total Securities $ 1,184.5 $ 789.7 $ (394.8) $ 775.4 $ — 2.28 Portfolio Profile1 Portfolio Average Balances and Yields2 Credit Rating AAA 8.3% Composition $2.2 $2.0 $1.8 Gov't AGC 5% $1.3 $1.1 4.13% 3.88% 3.78% 3.83% 3.60% CLO AA 95% 91.7% 3Q18 4Q18 1Q19 2Q19 3Q19 1 Dollars in millions. Values that are greater than $0.0 million (or 0.0%) but less than $0.5 million (or 0.5%) are not shown. Significantly all MBS were sold in 3Q19 as portfolio is repositioned 19 2 Dollars in billions

BANC Fast Facts & Preferred Equity Capital Structure

(Dollars in millions[1])	3Q19	2Q19	1Q19	4Q18	3Q18
Total assets[2]	$ 8,625	$ 9,360	$ 9,887	$ 10,630	$ 10,261
Securities available-for-sale	776	1,168	1,471	1,993	2,060
Loans receivable	6,383	6,720	7,557	7,701	7,253
Total deposits	5,770	6,292	7,725	7,917	7,402
Net interest income	58.9	64.8	67.8	70.7	71.2
Provision for loan losses	38.5	(2.0)	2.5	6.7	1.4
Total noninterest income	3.2	(2.3)	6.3	2.4	4.8
Noninterest expense[3,4]	44.2	43.9	59.9	48.8	58.4
(Gain) loss on investments in alternative energy partnerships	(0.9)	(0.4)	2.0	0.8	2.5
Total noninterest expense	43.3	43.6	61.8	49.6	60.9
Net (loss) income	(14.1)	16.6	7.0	11.0	11.1
Preferred and other adjustments	8.6	4.7	4.5	4.5	7.5
Net (loss) income available to common stockholders	$ (22.7)	$ 11.9	$ 2.5	$ 6.5	$ 3.6
Diluted (loss) earnings per common share	$ (0.45)	$ 0.23	$ 0.05	$ 0.13	$ 0.07
Return on average assets[2]	(0.64)%	0.69%	0.28%	0.43%	0.43%
Adjusted efficiency ratio[2,5]	68.31 %	67.84%	83.00%	67.09%	77.88%

Preferred Equity	Class / Series	CUSIP	Issue Date	Amount Out ($000)	Dividend Rate / Coupon (%)	First Callable Date
Preferred Equity: Non-Cumulative, Perpetual	E	05990K874	2/8/2016	96,629	7.000%	3/15/2021
Preferred Equity: Non-Cumulative, Perpetual	D	05990K882	4/8/2015	100,477	7.375%	6/15/2020
Total Preferred Equity				**197,106**		

1 All figures from reported operations unless noted; dollars in millions unless noted per share or percentage 2 Consolidated operations; Efficiency ratio adjusted for including the pre-tax effect of investments in alternative energy partnerships 3 Excluding loss on investments in alternative energy partnerships 4 Non-GAAP measure. Reconciliation within table above 5 Non-GAAP measure. Reconciliation on slide 22 6 Includes preferred stock dividends, income allocated to participating securities and dividends and impact of preferred redemption

20

Non-GAAP Financial Information This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include noninterest expense from Core operations, operating expense from Core operations, noninterest expense to average assets, and diluted earnings per common share from Core operations, adjusted for non- core items, each excluding loss on investments in alternative energy partnerships and the latter three adjusted for non-core items. Management believes that these particular measures provide useful supplemental information in understanding our core operating performance. These measures should not be viewed as substitutes for measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 15-17, 20, 22-25 of this presentation. Non-GAAP measures in this presentation also include tangible equity to tangible assets, tangible common equity to tangible assets, return on average tangible common equity, and adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships. These particular measures are used by management in its analysis of the Company's capital strength and the performance of the Company’s businesses. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of these measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital and financial strength of the Company and the performance of its businesses. These measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 22-25 of this presentation. 21

Non-GAAP Reconciliation

Adjusted Efficiency Ratio Including the Pre-tax Effect of Investments in Alternative Energy Partnerships

(Dollars in thousands)	3Q19	2Q19	1Q19	4Q18	3Q18
Noninterest expense	$ 43,307	$ 43,587	$ 61,835	$ 49,578	$ 60,977
(Loss) gain on investments in alternative energy partnerships	940	355	(1,950)	(786)	(2,484)
Adjusted noninterest expense	44,247	43,942	59,885	48,792	58,493
Net interest income	58,915	64,780	67,808	70,842	71,322
Noninterest income	3,181	(2,290)	6,295	2,644	5,718
Total revenue	62,096	62,490	74,103	73,486	77,040
Tax credit from investments in alternative energy partnerships	1,757	1,680	—	—	412
Deferred tax expense on investments in alternative energy partnerships	(184)	(176)	—	—	(43)
Tax effect on tax credit and deferred tax expense	162	426	—	26	180
Gain (loss) on investments in alternative energy partnerships	940	355	(1,950)	(786)	(2,484)
Total pre-tax adjustments for investments in alternative energy partnerships	2,675	2,285	(1,950)	(760)	(1,935)
Adjusted total revenue	$ 64,771	$ 64,775	$ 72,153	$ 72,726	$ 75,105
Efficiency Ratio	69.74%	69.75%	83.44%	67.47%	79.15%
Adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships	68.31%	67.84%	83.00%	67.09%	77.88%
Effective tax rate utilized for calculating tax effect on tax credit and deferred tax expense	9.36%	22.07%	27.00%	27.42%	32.81%

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Non-GAAP Reconciliation Tangible Common Equity to Tangible Assets and Tangible Equity to Tangible Assets (Dollars in thousands) 3Q19 2Q19 1Q19 4Q18 3Q18 Tangible Common Equity to Tangible Assets Ratio Total assets $ 8,625,337 $ 9,359,931 $ 9,886,525 $ 10,630,067 $ 10,260,822 Less: goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: other intangible assets (4,605) (5,105) (5,726) (6,346) (6,990) Tangible assets $ 8,583,588 $ 9,317,682 $ 9,843,655 $ 10,586,577 $ 10,216,688 Total stockholders' equity $ 900,988 $ 963,544 $ 948,325 $ 945,534 $ 946,678 Less: goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: other intangible assets (4,605) (5,105) (5,726) (6,346) (6,990) Tangible equity 859,239 921,295 905,455 902,044 902,544 Less: preferred stock (189,825) (231,128) (231,128) (231,128) (231,128) Tangible common equity $ 669,414 $ 690,167 $ 674,327 $ 670,916 $ 671,416 Total stockholders' equity to total assets 10.45% 10.29% 9.59% 8.89% 9.23% Tangible equity to tangible assets 10.01% 9.89% 9.20% 8.52% 8.83% Tangible common equity to tangible assets 7.80% 7.41% 6.85% 6.34% 6.57% 23

Non-GAAP Reconciliation Return on Average Tangible Common Equity (Dollars in thousands) 3Q19 2Q19 1Q19 4Q18 3Q18 Return on tangible common equity Average total stockholders' equity $ 961,739 $ 962,933 $ 956,700 $ 960,242 $ 1,000,819 Less: Average preferred stock (213,619) (231,128) (231,128) (231,128) (260,822) Less: Average goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: Average other intangible assets (4,935) (5,503) (6,128) (6,731) (7,412) Average tangible common equity $ 706,041 $ 689,158 $ 682,300 $ 685,239 $ 695,441 Net (loss) income $ (14,132) $ 16,582 $ 7,037 $ 11,038 $ 11,096 Less: Preferred stock dividends and impact of preferred stock redemption (8,496) (4,308) (4,308) (4,308) (7,277) Add: Amortization of intangible assets 500 621 620 644 693 Less: Tax effect on amortization of intangible assets (105) (130) (130) (135) (146) Net (loss) income available to common stockholders $ (22,233) $ 12,765 $ 3,219 $ 7,239 $ 4,366 Return on average equity (5.83)% 6.91% 2.98% 4.56% 4.40% Return on average tangible common equity (12.49)% 7.43% 1.91% 4.19% 2.49% Statutory tax rate utilized for calculating tax effect on amortization of intangible assets 21.00% 21.00% 21.00% 21.00% 21.00% 24

Non-GAAP Reconciliation Noninterest Expense / Average Assets (Dollars in millions) 3Q19 2Q19 1Q19 4Q18 3Q18 Operating Expense (NIE) Total noninterest expense $ 43.3 $ 43.6 $ 61.8 $ 49.6 $ 60.9 Less: gain/(loss) on investments in alternative energy partnerships 0.9 0.4 (2.0) (0.8) (2.5) Less: non-core items 2.5 5.6 (5.8) 3.4 (8.0) Data processing fees — (0.8) — — — Professional fees 2.6 6.2 (3.0) 2.7 (5.9) Restructuring expense — 0.2 (2.8) 0.1 (0.6) Other expense (0.1) — — 0.6 (1.5) Total operating expense (NIE) $ 46.7 $ 49.6 $ 54.0 $ 52.2 $ 50.4 Total operating expense (NIE) — annualized $ 186.8 $ 198.1 $ 216.1 $ 208.6 $ 201.8 NIE1 / Average Assets 2.17% 2.06% 2.10% 2.04% 1.99% 1 Operating expense, annualized, over average consolidated assets 25